SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 16, 2007
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 16, 2007, Grubb & Ellis Company (the “Company”), through GERA Property Acquisition LLC, a wholly-owned subsidiary, in a letter agreement with Danbury Buildings Co., L.P., amended its agreement to purchase that certain property located at 39 Old Ridgebury Road and 55 Old Ridgebury Road, Danbury, Connecticut (collectively, the “Danbury Property”) to extend the expiration date of the “inspection period” (the period during which the Company may elect to terminate the agreement without penalty) from March 16, 2007 to May 1, 2007. The March 16, 2007 letter agreement also extended the closing date with respect to the Danbury Property from April 17, 2007 to a mutually agreed upon date not later than July 31, 2007.
     The foregoing is only intended to be a summary of the terms of the Letter Agreement and is not intended to be a complete discussion of such document. Accordingly, the following is qualified in its entirety by reference to the Letter Agreement, which is annexed as an Exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d)	The following are filed as Exhibits to this Current Report on Form 8-K:

99.1 Letter Agreement dated March 16, 2007, by and between Danbury Buildings Co., L.P. & GERA Property Acquisition LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Dated: March 21, 2007